UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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National Instruments Corporation

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NATIONAL INSTRUMENTS CORPORATION

Notice of Annual Meeting of Stockholders

May 12, 2009

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of National Instruments Corporation, a Delaware corporation (“NI”), will be held on May 12, 2009, at 9:00 a.m. local time, at NI’s principal executive offices located at 11500 North Mopac Expressway, Building C, Austin, Texas, 78759 for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

1.    To elect one director to the Board of Directors for a term of three years.

2.    To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 16, 2009, are entitled to receive notice of and to vote at the meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote on the Internet or by telephone by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received in the mail. If you received a paper copy of a proxy card by mail in response to your request for a hard copy of the proxy materials for the Annual Meeting, you may also vote by Internet, telephone, or by completing, signing and dating your proxy card and mailing it in the postage-prepaid envelope enclosed for that purpose, in each case by following the instructions on the proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person. For specific instructions on how to vote your shares, please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or the proxy card if you received a paper copy of the proxy materials.

Stockholders attending the Annual Meeting may vote in person even if they have submitted a proxy. However, if you have submitted a proxy and wish to vote at the Annual Meeting, you must notify the inspector of elections of your intention to revoke the proxy you previously submitted and instead vote in person at the Annual Meeting. If your shares are held in the name of a broker, trustee, bank or other nominee, please bring a proxy from the broker, trustee, bank or other nominee with you to confirm you are entitled to vote the shares.

Sincerely,

David G. Hugley

Secretary

Austin, Texas

March 31, 2009

NATIONAL INSTRUMENTS CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of National Instruments Corporation, a Delaware corporation (“NI”), has made proxy materials available to you on the Internet, or upon your request, has delivered printed versions of proxy materials to you by mail, in connection with the Board’s solicitation of proxies for use at NI’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 12, 2009, at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at NI’s principal executive offices at 11500 North Mopac Expressway, Building C, Austin, Texas 78759. NI’s telephone number is (512) 338-9119.

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), NI is now furnishing proxy materials to NI’s stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about April 2, 2009.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” notices of internet availability of proxy materials, proxy statements and annual reports. This means that only one (1) copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of any of these documents to any stockholder who contacts our investor relations department at 11500 North Mopac Expressway, Austin, Texas 78759-3504, (512) 683-5090, requesting such copies. If a stockholder is receiving multiple copies of the Notice of Internet Availability of Proxy Materials at the stockholder’s household and would like to receive a single copy of these documents for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or our investor relations department to request mailing of a single copy of any of these documents.

Record Date; Outstanding Shares

Stockholders of record at the close of business on March 16, 2009 (the “Record Date”) are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 77,608,246 shares of NI’s common stock, $0.01 par value, were issued and outstanding.

Voting and Solicitation

Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal that comes before the Annual Meeting. In the election of directors, each stockholder will be entitled to vote for the nominee.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote on the Internet, by telephone or if you received a paper copy of the proxy materials, by completing, signing and mailing the proxy card enclosed therewith in the postage-prepaid envelope provided for that purpose. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person. For specific instructions on how to vote your shares, please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or the proxy card if you received a paper copy of the proxy materials.

The cost of this solicitation will be borne by NI. NI may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation materials to beneficial owners. Proxies may be solicited by certain of NI’s directors, officers and other employees, without additional compensation, personally, by telephone or by email.

Treatment of Abstentions and Broker Non-Votes

Abstentions will be counted for purposes of determining (i) either the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have no effect on the election of the director in Proposal One.

While broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. A broker non-vote will not affect the outcome of the voting on Proposal One.

A broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the election of director in Proposal One), or if you provide instructions on how to vote by following the instructions provided to you by your broker.

Revocability of Proxies

Proxies given pursuant to this solicitation may be revoked at any time before they have been used. You may change or revoke your proxy by entering a new vote by Internet or by telephone or by delivering a written notice of revocation to the Secretary of NI or by completing a new proxy card bearing a later date (which automatically revokes the earlier proxy instructions). Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request by notifying the inspector of elections of your intention to revoke your proxy and voting in person at the Annual Meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholders of NI may submit proper proposals for inclusion in NI’s proxy statement and for consideration at the annual meeting of stockholders to be held in 2010 by submitting their proposals in writing to the Secretary of NI in a timely manner. In order to be considered for inclusion in NI’s proxy materials for the annual meeting of stockholders to be held in 2010, stockholder proposals must be received by the Secretary of NI no later than December 1, 2009, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, NI’s bylaws establish an advance notice procedure with regard to business to be brought before an annual meeting, including stockholder proposals not included in NI’s proxy statement. For director nominations or other business to be properly brought before NI’s 2010 annual meeting by a stockholder, such stockholder must deliver written notice to the Secretary of NI at NI’s principal executive office no later than January 30, 2010 and no earlier than December 31, 2009. If the date of NI’s 2010 annual meeting is advanced or delayed by more than 30 calendar days from the first anniversary date of the 2009 Annual Meeting, your notice of a proposal will be timely if it is received by NI by the close of business on the tenth day following the day NI publicly announces the date of the 2010 annual meeting.

The proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If such a stockholder fails to comply with the foregoing notice provisions, proxy holders will be allowed to use their discretionary voting authority on such matter should the stockholder proposal come before the 2010 annual meeting.

A copy of the full text of the bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of NI. All notices of proposals and director nominations by stockholders should be sent to National Instruments Corporation, 11500 N. Mopac Expressway, Building B, Austin, Texas 78759, Attention: Corporate Secretary.

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

NI’s Board of Directors is divided into three classes, with the term of the office of one class expiring each year. The authorized number of directors which constitutes the entire board of directors is currently eight, with two directors in Class I, three directors in Class II, and three directors in Class III. NI currently has eight serving directors. The terms of office of Class III directors Dr. Ben G. Streetman, Mr. R. Gary Daniels and Ms. Duy-Loan T. Le will expire at the Annual Meeting. Dr. Streetman and Mr. Daniels are not standing for re-election to the Board of Directors at the Annual Meeting. NI’s Board of Directors has nominated Mr. Le for election as a Class III director. The terms of office of Class I directors Dr. James J. Truchard and Mr. Charles J. Roesslein will expire at the 2010 annual meeting. The terms of office of Class II directors Mr. Jeffrey L. Kodosky, Dr. Donald M. Carlton and Mr. John K. Medica will expire at the 2011 annual meeting. As of the election of directors at the Annual Meeting, there will be seven authorized directors, with two directors in Class I, three directors in Class II, and two directors in Class III. At such time, there will be six serving directors with one vacancy in Class III. Under the listing requirements of the Nasdaq Stock Market, a majority of the Board of Directors must be comprised of independent directors. The Board of Directors has determined that each of Mr. Roesslein, Dr. Carlton, and Ms. Duy-Loan Le is independent under applicable Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. As such, we will not be in compliance with this Nasdaq requirement as of the election of directors at the Annual Meeting and, under the Nasdaq rules, we must regain compliance with this requirement by the earlier of our 2010 annual meeting of stockholders or one year from the date of the Annual Meeting. We plan to identify another independent director for appointment to our Board of Directors prior to the expiration of the Nasdaq deadline.

Vote Required

The nominee receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law. Cumulative voting is not permitted by NI’s Certificate of Incorporation.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for NI’s nominee named below. If the nominee of NI is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that the nominee will be unable or will decline to serve as a director. The Board of Directors recommends that stockholders vote FOR the nominee listed below.

Nominee for Election at the Annual Meeting

The Nomination and Governance Committee, consisting solely of independent directors as determined under applicable Nasdaq listing standards, recommended the individual set forth in the table below for nomination by our full Board of Directors. Duy-Loan T. Le is the director nominee recommended by the members of the Nomination and Governance Committee. Based on such recommendation, our Board of Directors nominated such director for election at the Annual Meeting. The following sets forth information concerning the nominee for election as director at the Annual Meeting, including information as to the nominee’s age as of the Record Date, position with NI and business experience.

Name of Nominee	Age	Position/Principal Occupation	Director Since
Duy-Loan T. Le (1) (2)	46	Director; Senior Fellow of Texas Instruments, Inc.	2002

(1)	Member of Compensation Committee
(2)	Member of Nomination and Governance Committee

Duy-Loan T. Le has been a member of NI’s Board of Directors since September 2002. During her continuing 26-year career at Texas Instruments, Inc. (“TI”), in 2002, Ms. Le became the first woman at TI elected to the rank of Senior Fellow and remains the only one in TI’s history to date. Since 2000, she has been World-Wide Digital Signal Processor (DSP) Advanced Technology Ramp Manager at TI, with responsibilities which include assisting with product execution on advanced technology nodes such as 180nm, 130nm, 90nm, 65nm, and 42nm. Ms. Le has been awarded 22 patents and has 8 pending applications. She holds a bachelor’s degree in Electrical Engineering from the University of Texas at Austin (“UT Austin”) and a master’s degree in Business Administration from the University of Houston.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE

CONTINUE AFTER THE ANNUAL MEETING

The following sets forth information concerning the directors whose terms of office continue after the Annual Meeting, including information as to each director’s age as of the Record Date, position with NI and business experience.

Name of Director	Age	Position/Principal Occupation	Director Since
James J. Truchard	65	Chairman of the Board of Directors and President of NI	1976
Charles J. Roesslein (1) (2) (3)	60	Director; Former Chairman of the Board of Directors and President of Prodigy Communications Corporation	2000
Jeffrey L. Kodosky	59	Director; Fellow of NI	1976
Donald M. Carlton (1) (3)	71	Director; Former President and Chief Executive Officer of Radian International LLC	1994
John K. Medica	50	Director; Former Senior Vice President and Co-Leader, Product Group at Dell, Inc.	2008

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nomination and Governance Committee

James J. Truchard, PhD, co-founded NI in 1976 and has served as its President and Chairman of the Board of Directors since inception. From 1963 to 1976, Dr. Truchard worked at ARL, UT Austin as Research Scientist and later Division Head. Dr. Truchard received his PhD in Electrical Engineering, his master’s degree in Physics and his bachelor’s degree in Physics, all from UT Austin.

Charles J. Roesslein has been a member of NI’s Board of Directors since July 2000. Since 2004, Mr. Roesslein has been Chief Executive Officer of Austin Tele-Services, LLC, which is in the secondary market for telecom and IT assets. During 2000, Mr. Roesslein served as the Chairman of the

Board of Directors and President of Prodigy Communications Corporation, an internet service provider. He served as President of SBC-CATV, a cable television service provider, from 1999 until 2000, and as President of SBC Technology Resources, the applied research division of SBC Communications Inc., from 1997 until 1999. Prior to 1997, Mr. Roesslein served in executive officer positions with SBC Communications, Inc. and Southwestern Bell. Mr. Roesslein holds a bachelor’s degree in Mechanical Engineering from the University of Missouri-Columbia and a master’s degree in Finance from the University of Missouri-Kansas City. Mr. Roesslein is currently a director of Atlantic Tele-Network, Inc., a publicly traded company.

Jeffrey L. Kodosky co-founded NI in 1976 and has been a member of NI’s Board of Directors since that time. He was appointed Vice President of NI in 1978 and served as Vice President, Research and Development from 1980 to 2000. Since 2000, he has held the position of Business and Technology Fellow. Prior to 1976, he was employed at the Acoustical Measurements Division at Applied Research Laboratories (“ARL”), UT Austin. Mr. Kodosky received his bachelor’s degree in Physics from Rensselaer Polytechnic Institute.

Donald M. Carlton, PhD, has been a member of NI’s Board of Directors since 1994. From February 1996 until December 1998, Dr. Carlton served as the President and Chief Executive Officer of Radian International LLC, and from 1969 until January 1996, Dr. Carlton served as President and Chairman of the Board of Radian Corporation, both of which are environmental engineering firms. Dr. Carlton received his bachelor’s degree in Chemistry from the University of St. Thomas and his PhD in Chemistry from UT Austin. Dr. Carlton is currently a director of the following publicly traded companies: American Electric Power, and Temple-Inland, Inc.

John K. Medica retired as Senior Vice President and Co-Leader, Product Group from Dell Inc. in April 2007. In 1993, Mr. Medica joined Dell as Vice President, Portable Systems. During 1996, he served as President and Chief Operating Officer of Dell’s Japan division. He returned to the U.S. in August 1997 as Vice President, Procurement, and later served as Vice President, Web Products Group, and Vice President and General Manager, Transactional Product Group. Prior to joining Dell, he served as Project Leader for the Macintosh II, Director of the Macintosh CPU Projects Group and Senior Director of PowerBook Engineering with Apple Computer. Mr. Medica received his bachelor’s degree in Electrical Engineering from Manhattan College, and his master’s degree in Business Administration from Wake Forest University. Mr. Medica is currently a director of Compac Electronics, Inc., a publicly traded company.

There is no family relationship between any director or officer of NI.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of NI’s common stock as of the Record Date (i) by all persons known to NI, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, to be the beneficial owners of more than 5% of NI’s common stock, (ii) by each of the executive officers named in the Summary Compensation Table under “Executive Compensation,” (iii) by each director, and (iv) by all current directors and executive officers as a group:

Name of Person or Entity	Number of Shares (1)	Approximate Percentage Owned (2)
James J. Truchard 11500 North Mopac Expressway Austin, Texas 78759	16,910,175 (3)	21.8%
Neuberger Berman Inc. 605 Third Avenue New York, New York 10158	5,693,568 (4)	7.3%
Invesco Ltd. 1555 Peachtree Street NE Atlanta, Georgia 30309	4,258,307 (5)	5.5%
Royce & Associates 1414 Avenue of the Americas New York, New York 10019	4,134,656 (6)	5.3%
Jeffrey L. Kodosky 11500 North Mopac Expressway Austin, Texas 78759	3,715,539 (7)	4.8%
R. Gary Daniels	32,501 (8)	*
Ben G. Streetman	51,689 (9)	*
Donald M. Carlton	60,926 (10)	*
Charles J. Roesslein	66,006 (11)	*
Duy-Loan T. Le	47,503 (12)	*
John K. Medica	3,334 (13)	*
Peter Zogas, Jr.	140,361 (14)	*
Alexander M. Davern	155,337 (15)	*
John Graff	121,074 (16)	*
Raymond C. Almgren	80,292 (17)	*
Timothy R. Dehne	35,868 (18)	*
All executive officers and directors as a group (15 persons)	21,589,857 (19)	27.6%

*	Represents less than 1% of the outstanding shares of common stock.

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	For each individual and group included in the table, percentage owned is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 77,608,206 shares of common stock outstanding on March 16, 2009 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of March 16, 2009, including shares of restricted stock that vest and shares issuable upon the exercise of options on or within 60 days of March 16, 2009.

(3)	Includes 16,837,916 shares held in two trust accounts for which Dr. Truchard is the trustee and 72,259 shares held by a non-profit corporation of which Dr. Truchard is president.

(4)	The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 11, 2009, reflecting beneficial ownership as of December 31, 2008. The Schedule 13G/A states that Neuberger Berman Inc. has sole voting power with respect to 1,116,706 shares of common stock, shared voting power with respect to 3,878,797 shares of common stock and shared investment power with respect to 5,693,568 shares of common stock.

(5)	The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 13, 2009, reflecting beneficial ownership as of December 31, 2008. The Schedule 13G/A states that Invesco Ltd. has sole voting power with respect to 4,258,307 shares of common stock and sole investment power with respect to 4,258,307 shares of common stock.

(6)	The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on January 27, 2009, reflecting beneficial ownership as of December 31, 2008. The Schedule 13G/A states that Royce & Associates, LLC has sole voting power with respect to 4,134,656 shares of common stock and sole investment power with respect to 4,134,656 shares of common stock.

(7)	Includes an aggregate of 1,354,148 shares held in two trusts for the benefit of Mr. Kodosky’s daughters for which Mr. Kodosky is the trustee; includes 392,428 shares held by a non-profit corporation of which Mr. Kodosky is president and his wife, Gail T. Kodosky, is secretary; includes 145,650 shares held by a charitable remainder trust for the benefit of Mr. Kodosky and his wife; includes 13,499 shares held in a charitable remainder trust for the benefit of Mr. Kodosky’s brother of which Mr. Kodosky is the sole trustee with investment power over the securities held therein; includes an aggregate of 82,443 shares held in 19 trusts for non-immediate family members of Mr. Kodosky of which Mr. Kodosky is the sole trustee with investment power over the securities held therein; and includes 862,391 shares owned by his wife. Mr. Kodosky disclaims beneficial ownership of the shares owned by his wife. (Cumulatively, Jeffrey and Gail Kodosky control and/or beneficially own a total 3,715,539 shares.)

(8)	Includes 25,000 shares subject to options exercisable and 5,001 shares subject to restricted stock units (“RSUs”) which vest on or within 60 days of March 16, 2009.

(9)	Includes 40,000 shares subject to options exercisable and 5,001 shares subject to RSUs which vest on or within 60 days of March 16, 2009.

(10)	Includes 40,000 shares subject to options exercisable and 5,001 shares subject to RSUs which vest on or within 60 days of March 16, 2009.

(11)	Includes 47,500 shares subject to options exercisable and 5,001 shares subject to RSUs which vest on or within 60 days of March 16, 2009, and includes an aggregate of 1,000 shares held in one UMGA account for the benefit of Mr. Roesslein’s child for which Mr. Roesslein is the custodian.

(12)	Includes 32,500 shares subject to options exercisable and 5,001 shares subject RSUs which vest on or within 60 days of March 16, 2009.

(13)	Includes zero shares subject to options exercisable and 3,334 shares subject to RSUs which vest on or within 60 days of March 16, 2009.

(14)	Includes 66,023 shares subject to options exercisable and 6,044 shares subject to RSUs which vest on or within 60 days of March 16, 2009.

(15)	Includes 139,611 shares subject to options exercisable and 6,044 shares subject to RSUs which vest on or within 60 days of March 16, 2009.

(16)	Includes 56,283 shares subject to options exercisable and 3,142 shares subject to RSUs which vest on or within 60 days of March 16, 2009.

(17)	Includes 41,285 shares subject to options exercisable and 3,021 shares subject to RSUs which vest on or within 60 days of March 16, 2009.

(18)	Includes zero shares subject to options exercisable and zero shares subject to RSUs which vest on or within 60 days of March 16, 2009.

(19)	Includes 576,837 shares subject to options exercisable and 52,028 shares subject to RSUs which vest on or within 60 days of March 16, 2009.

CORPORATE GOVERNANCE

Board Meetings and Committees

The Board of Directors of NI held a total of 9 meetings during 2008. The Board of Directors had a standing Audit Committee, Compensation Committee, and Nomination and Governance Committee.

No director attended fewer than 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served. NI encourages, but does not require, its board members to attend NI’s annual stockholders meeting. In 2008, all directors other than Duy-Loan T. Le attended NI’s annual stockholders meeting. NI plans to schedule future annual meetings so that at least a majority of its directors can attend the annual meeting.

Communications to the Board of Directors

Stockholders may communicate with members of the Board of Directors by mail addressed to the Chairman, any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the following address: 11500 North Mopac Expressway, Building B, Austin, Texas 78759, attention: Corporate Secretary. Correspondence received that is addressed to the members of the Board of the Directors will be reviewed by NI’s general counsel or his designee, who will forward such correspondence to the appropriate members of the Board of the Directors.

Audit Committee

The Audit Committee, which currently consists of directors Donald M. Carlton, Ben G. Streetman, R. Gary Daniels and Charles J. Roesslein, met 13 times during 2008. The Audit Committee appoints, compensates, retains and oversees the engagement of NI’s independent registered public accounting firm, reviews with such independent registered public accounting firm the plan, scope and results of their examination of NI’s consolidated financial statements and reviews the independence of such independent registered public accounting firm. The Audit Committee inquires about any significant risks or exposures and assesses the steps management has taken to minimize such risks to NI, including the adequacy of insurance coverage and the strategy for management of foreign currency risk. The Audit Committee also reviews NI’s compliance with matters relating to antitrust, environmental, Equal Employment Opportunity Commission, export and SEC regulations. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by NI regarding accounting, internal accounting controls or auditing matters and for NI employees to submit concerns regarding such matters on a confidential and anonymous basis. The Board of Directors believes that each member of the Audit Committee is an “independent director” as that term is defined by the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that each of Dr. Carlton and Mr. Roesslein is an “audit committee financial expert” within the meaning of SEC rules. The charter of the Audit Committee is available on NI’s website at

http://www.ni.com/nati/corporategovernance/composition_charters.htm.

Nomination and Governance Committee

The Nomination and Governance Committee, which currently consists of directors Donald M. Carlton, Ben G. Streetman, R. Gary Daniels, Charles J. Roesslein and Duy-Loan T. Le, each of whom is deemed to be an “independent director” as that term is defined by the Nasdaq listing standards, met once during 2008. The Nomination and Governance Committee recommends to the Board of Directors the selection criteria for board members, compensation of outside directors, appointment of board committee members and committee chairpersons, and develops board governance principles. The Nomination and Governance Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this Proxy Statement under “Deadline for Receipt of Stockholder Proposals.” When considering a potential director candidate, the Nomination and Governance Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of acumen. The Nomination and Governance Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. There are no differences in the manner in which the Nomination and Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. NI does not pay any third party to identify or assist in identifying or evaluating potential nominees. The charter of the Nomination and Governance Committee is available on NI’s website at

http://www.ni.com/nati/corporategovernance/composition_charters.htm.

Compensation Committee

The Compensation Committee, which currently consists of directors R. Gary Daniels, Ben G. Streetman, Charles J. Roesslein and Duy-Loan T. Le, each of whom is deemed to be an “independent director” as that term is defined by the Nasdaq listing standards, met 9 times during 2008. The charter of the Compensation Committee is available on NI’s website at

http://www.ni.com/nati/corporategovernance/composition_charters.htm.

The Compensation Committee seeks input from NI’s President and Chief Executive Officer, Dr. Truchard, when discussing the performance of, and compensation levels for executives other than himself. The Compensation Committee also works closely with Dr. Truchard and NI’s vice president of human resources and others as required in evaluating the financial, accounting, tax and retention implications of NI’s various compensation programs. The vice president of human resources regularly attends the meetings of the Compensation Committee and, at such meetings, provides advice on compensation matters to the Compensation Committee. The vice president of human resources also provides guidance to the Compensation Committee concerning compensation matters as it relates to NI’s executive officers. Neither Dr. Truchard nor the vice president of human resources nor any of NI’s other executives participates in deliberations relating to his own compensation.

Under the terms of its charter, the Compensation Committee establishes the salary and bonus compensation of NI’s Chief Executive Officer, evaluates the performance of NI’s executive officers, and establishes the salaries and cash bonus compensation of the executive officers based on recommendations of the Chief Executive Officer. The Compensation Committee also periodically examines NI’s compensation structure to evaluate whether NI is rewarding its officers and other personnel in a manner consistent with sound industry practices and makes recommendations on such matters to NI’s management and Board of Directors. The Compensation Committee also administers NI’s 2005 Incentive Plan, Employee Stock Purchase Plan and Amended and Restated 1994 Incentive Plan. The Board of Directors may by resolution prescribe additional authority and duties to the Compensation Committee.

The Compensation Committee’s charter does not contain a provision providing for the delegation of its duties to other persons. The Compensation Committee has not delegated any of its authority.

NI has not utilized compensation consultants in determining or recommending the amount or form of executive compensation. As discussed in the “Compensation Discussion and Analysis,” NI uses survey information and compares its executive compensation levels with those of other technology companies in such survey that NI believes to be comparable in terms of market capitalization and annual revenue.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the “Corporate Governance — Compensation Committee” section. During the most recent fiscal year, no NI executive officer served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on NI’s Compensation Committee. During the most recent fiscal year, no NI executive officer served on the compensation committee (or equivalent) of another entity whose executive officer(s) served as a member of the NI Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Except as discussed below, NI had no related party transactions within the meaning of applicable SEC rules for the year ended December 31, 2008.

Since 2007, NI has engaged John K. Medica, a director elected on May 13, 2008, in an advisory capacity to provide guidance and recommendations on a number of mutually identified topics relating to product definition, design, development, sales, marketing, support, service, procurement and manufacturing. During 2008, Mr. Medica earned an aggregate of approximately $43,750, based on a billing rate of $2,500 per day for such consulting work. During 2008, NI also reimbursed Mr. Medica approximately $2,195 for his travel expenses related to the performance of consulting services.

Policy and Procedures for Review, Approval, or Ratification of Related Party Transactions

Pursuant to its written charter, the Audit Committee is responsible for reviewing NI’s policies relating to the avoidance of conflicts of interests and past or proposed transactions between NI, members of the Board of Directors of NI, and management. NI considers “related person transactions” to mean all transactions involving a “related person,” which under SEC rules means an executive officer, director or a holder of more than five percent of NI’s common stock, including any of their immediate family members and any entity owned or controlled by such persons. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind or take other action with respect to the transaction in its discretion.

In any transaction involving a related person, NI’s Audit Committee would consider the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related person; the risks, costs and benefits of the transaction to NI; whether any alternative transactions or sources for comparable services or products are available; and in the event the related person is a director (or immediate family member of a director or an entity with which a director is affiliated) the impact that the transaction will have on a director’s independence.

After considering such facts and circumstances, NI’s Audit Committee determines whether approval, ratification or rescission of the related person transaction is in NI’s best interests. NI’s Audit Committee believes that all employees and directors should be free from conflicting interests and influences of such nature and importance as would make it difficult to meet their applicable fiduciary duties and loyalty to NI, and reviews all related party transaction against the foregoing standard.

NI’s written policies and procedures for review, approval or ratification of transactions that pose a conflict of interest, including related person transactions, are set forth in its Code of Ethics,

which contains, among other policies, a conflicts of interest policy for all employees, including NI’s executives, and a conflicts of interest policy for non-employee directors.

Under NI’s written conflicts of interest policy applicable to all employees, including NI’s executives, every employee is required to report to NI’s President any information regarding the existence or likely development of conflicts of interest involving themselves or others within NI. While NI provides examples of potential conflicts of interests, such as investments in enterprises that do business with NI, compensation for services to any person or firm which does business with NI, or gifts and loans and entertainment from any person or firm having current or prospective dealings with NI, the policy applicable to employees expressly states that the examples provided are illustrative only and that each employee should report any other circumstance which could be construed to interfere actually or potentially with loyalty to NI. Transactions involving potential conflicts of interests for employees are reviewed by NI’s President, who makes a determination as to whether there exists any conflict of interest or relationship which violates NI’s policies and the appropriate actions to take with respect to such relationship. NI’s General Counsel reports to the Audit Committee the conflict of interest reports received and acted upon by the President. In the event a report were received concerning a potential conflict of the President, the Audit Committee would review such matter.

The written conflicts of interest policy applicable to all non-employee directors is substantially similar to the conflicts of interest policy applicable to NI employees, with the exception that every non-employee director is required to report potential conflict of interest situations to the Audit Committee, which is responsible for making the determination as to whether there exists any conflict of interest or relationship which violates such policy. If the Audit Committee determines that a conflict of interest exists, the non-employee director involved will be required to dispose of the conflicting interest to the satisfaction of the Audit Committee.

BOARD COMPENSATION

Determining Compensation for Non-Employee Directors in 2008

The Board of Directors, upon the recommendation of the Nomination and Governance Committee, sets non-employee directors’ compensation with the goal of retaining NI’s directors. In developing its recommendations, the Nomination and Governance Committee considers director compensation at comparable publicly-traded companies and aims to structure director compensation in a manner that is transparent and easy for stockholders to understand.

The compensation of non-employee directors for the fiscal year ended December 31, 2008 is set forth in the table below.

Director Compensation

For Fiscal Year Ended December 31, 2008

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total
James J. Truchard (3)	—	—	—	—
Charles J. Roesslein	$47,900	$142,940	$30,908	$221,748
Jeffrey L. Kodosky (4)	—	—	—	—
Donald M. Carlton	46,050	142,940	30,908	219,898
Ben G. Streetman	48,200	142,940	30,908	222,048
R. Gary Daniels	49,900	142,940	30,908	223,748
Duy-Loan T. Le	40,150	142,940	30,908	213,998
John K. Medica	19,317	56,589	—	75,906

(1)	Amounts represent the dollar amount recognized for financial statement reporting purposes with respect to the last fiscal year in accordance with FAS 123R and thus may include amounts from awards granted in and prior to 2008. These dollar amounts reflect NI’s accounting expense for these stock awards and may not correspond to the actual value that will be recognized by the directors. The dollar amount recognized for financial statement reporting purposes is the grant date fair value divided by the monthly estimated life of the RSU grant. The value of the monthly estimated life of the RSU grant is expensed monthly. The monthly estimated life of the non-employee director grants is 36 months.

The grant date fair value of the 5,001 RSUs granted to each of the non-employee directors was approximately $142,478. Grant date fair value is calculated using the closing price of the day immediately preceding the date of grant multiplied by the number of RSUs granted. In 2008, each independent director was granted 5,001 RSUs on April 25, and the grant date fair value of each RSU grant was based on the April 24 closing price of $28.49 per share.

The grant date fair value of the 10,002 RSUs granted to the newly appointed non-employee director was approximately $316,663. Grant date fair value is calculated using the closing price of the day immediately preceding the date of grant multiplied by the number of RSUs granted. In 2008, the newly appointed director was granted 10,002 RSUs on June 18, and the grant date fair value of each RSU grant was based on the June 17 closing price of $31.66 per share.

Beginning in 2005, NI began to utilize RSUs as its principal equity compensation incentive for employees, executives and directors. In each of 2005, 2006, 2007 and 2008, NI granted to its non-employee directors 5,001 RSUs which vest over a three year period with 1/3 of the RSUs vesting on each anniversary of the vesting commencement date, which is May 1 of each year. As of December 31, 2008, the aggregate number of stock awards held by each of Mr. Roesslein, Dr. Carlton, Dr. Streetman, Mr. Daniels, and Ms. Le consisted of 5,001 shares of vested common stock and 10,002 unvested RSUs. As a newly appointed director, Mr. Medica was granted 10,002 RSUs which vest over a three year period with 1/3 of the RSUs vesting on each anniversary of the vesting commencement date, which is May 1. On March 24, 2009, the Nomination and Governance Committee recommended to the Board of Directors that non-employee directors each receive each a grant of 4,002 RSUs on April 22, 2009. The grant will vest over a three year period with 1/3 of the RSUs vesting on each anniversary of the vesting commencement date, which is May 1.

(2)	No options were awarded in 2008. The dollar value of the option awards is the dollar amount recognized for financial statement reporting purposes with respect to 2008 in accordance with FAS 123R and thus includes amounts from awards granted prior to 2008. The dollar amounts reflect NI’s accounting expenses for these option awards and may not correspond to the actual value that will be recognized by the directors. For information on the valuation assumptions with respect to option grants made in prior years which are included in the calculation, please refer to the assumptions for fiscal years ended December 31, 2003 and 2004 stated in Note 8: Stockholder’s equity to NI’s audited financial statements for the fiscal year ended December 31, 2005, included in NI’s Annual Report on Form 10-K filed with the SEC on February 24, 2006.

Prior to 2005, the long-term equity incentive component of NI’s compensation program consisted solely of stock options. Each option granted in 2004 vests and becomes exercisable over a period of sixty (60) months from the date of grant and each option granted prior to 2004 vested and became exercisable over a period of thirty-six (36) months from the date of grant. As of December 31, 2008, the aggregate number of stock options held by each non-employee director is shown below:

Name	Vested as of December 31, 2008	Unvested as of December 31, 2008	Total
Charles J Roesslein	46,666	834	47,500
Donald M. Carlton	39,166	834	40,000
Ben G. Streetman	48,166	834	49,000
R. Gary Daniels	24,166	834	25,000
Duy-Loan T. Le	31,666	834	32,500
John K. Medica	—	—	—

Neither Dr. Truchard nor Mr. Kodosky has ever been granted any stock options by NI.

(3)	As an employee director, Dr. Truchard does not receive any additional compensation for his service as a director. His employee compensation is included in the Summary Compensation Table.

(4)	As an employee director, Mr. Kodosky does not receive any additional compensation for his service as a director. Mr. Kodosky is a Business and Technology Fellow, but not a named executive officer, as such term is defined under Item 402(a)(3) of Regulation S-K. Pursuant to SEC rules, the compensation that a director receives for services as a Business and Technology Fellow does not need to be reported in the table for Director Compensation.

Discussion of Director Compensation

In 2008, the annual compensation for NI’s non-employee directors was comprised of cash compensation in the form of an annual retainer and meeting and committee fees; and equity compensation in the form of RSUs. Each of these components is described below. An NI employee director does not receive any additional compensation for his service as a director.

Annual Board/Committee Retainer Fees

Non-employee directors are paid an annual cash retainer of $20,000 per year, with the Audit Committee Chair being paid an additional $5,000 annual retainer.

Meeting Fees

Non-employee directors also receive a fee of $1,500 for attending each Board meeting in person, $1,000 for each committee meeting attended in person and $150 for each Board or committee meeting attended telephonically. In addition, non-employee directors are paid $3,000 for attending overnight Board retreats.

Non-Employee Director Reimbursement Practice

Non-employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board travel.

Restricted Stock Unit Awards

Under NI’s 2005 Incentive Plan, non-employee directors are eligible to receive discretionary RSU grants. In 2005, 2006, 2007 and 2008, each non-employee director received a grant of 5,001 RSUs. As a newly appointed director, Mr. Medica received a grant of 10,002 RSUs in 2008. Prior to 2005, non-employee directors received stock option grants under NI’s Amended and Restated 1994 Incentive Plan. Non-employee directors may still exercise options previously granted to them.

EXECUTIVE OFFICERS

The following sets forth information concerning the persons serving as executive officers of NI as of the Record Date, including information as to each executive officer’s age, position with NI and business experience. Officers of NI serve at the discretion of the Board.

Name of Executive Officer	Age	Position
James J. Truchard	65	Chairman of the Board of Directors and President
Peter Zogas, Jr.	48	Senior Vice President, Sales and Marketing
Alexander M. Davern	42	Chief Financial Officer; Senior Vice President, IT and Manufacturing Operations; and Treasurer
Mark A. Finger	51	Vice President, Human Resources
John M. Graff	44	Vice President, Marketing, Customer Operations and Investor Relations
Raymond C. Almgren	43	Vice President, Product Marketing and Academic Relations
David G. Hugley	45	Vice President and General Counsel; Secretary
Robert R. Porterfield	46	Vice President, Manufacturing

See “Election of Directors” for additional information with respect to Dr. Truchard.

Peter Zogas, Jr. joined NI in 1985 and currently serves as Senior Vice President, Sales and Marketing. He previously served as NI’s Vice President, Sales from July 1996 to December 2002. His earlier positions with NI include National Sales Manager, Business Development Manager, Regional Sales Manager, and Sales Engineer. Prior to joining NI, Mr. Zogas worked as an engineer at TI and, prior to that, at AT&T. Mr. Zogas received his bachelor’s degree in Electrical Engineering from Drexel University.

Alexander M. Davern joined NI in February 1994 and currently serves as Chief Financial Officer; Senior Vice President, IT and Manufacturing Operations; and Treasurer. He previously served as NI’s Chief Financial Officer and Treasurer from December 1997 to December 2002; as Acting Chief Financial Officer and Treasurer from July 1997 to December 1997; and as Corporate Controller and International Controller. Prior to joining NI, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP. Mr. Davern received his bachelor’s degree in Business Administration and a diploma in professional accounting from University College in Dublin, Ireland.

Mark A. Finger joined NI in August 1995 as Director of Human Resources and was appointed Vice President, Human Resources in December 1996. Prior to joining NI, Mr. Finger was employed by Rosemount Inc. and Fisher Rosemount Systems Inc. (collectively, “Rosemount”) from 1981 to 1995 (both of which are process management companies). His positions held at Rosemount include Human Resources Manager, Staffing Manager, Senior Human Resources Representative, Compensation and Benefits Specialist, and Staffing Specialist. Mr. Finger received his bachelor’s degree in Marketing from St. Cloud University.

John M. Graff joined NI in June 1987 and currently serves as Vice President, Marketing, Customer Operations and Investor Relations. He previously served as NI’s Vice President, Marketing from June 1999 to December 2002 and as Acting Vice President, Marketing from November 1998 to May 1999. His earlier positions with NI include Director, Corporate Marketing, Corporate Marketing Manager, Product Marketing Manager, and Applications Engineer. Mr. Graff received his bachelor’s degree in Electrical Engineering from UT Austin.

Raymond C. Almgren joined NI in June 1987 and currently serves as Vice President, Product Marketing and Academic Relations. He previously served as NI’s Vice President, Product Strategy from September 2001 to December 2002. His earlier positions with NI include Director of Engineering, Director of Marketing, Product Manager, and Applications Engineer. Mr. Almgren received his bachelor’s degree in Electrical Engineering from UT Austin.

David G. Hugley joined NI in 1991 as General Counsel, was appointed Secretary of NI in 1996, and became Vice President in January 2003. Mr. Hugley received his bachelor’s degree in Business Administration and JD from UT Austin and is a licensed attorney in Texas.

Robert R. Porterfield joined NI in April 1993 and currently serves as Vice President, Manufacturing. His earlier positions with NI include Director of International Operations and Global Supply Chain, Director of International Operations and Global Planning, Planning Manager, Materials Manager and Warehousing Supervisor. Mr. Porterfield received his bachelor’s degree in Aerospace Engineering from Auburn University and a master’s degree in Business Administration from UT Austin.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Objectives

NI’s philosophy towards compensation for its principal executive officer, principal financial officer, and the three most highly compensated executives other than the principal executive officer and the principal financial officer whose total compensation exceeded $100,000 (the “named executives”) and other executives reflect the following principles:

•	Total compensation opportunities should be competitive. NI believes that its total compensation programs should be competitive so that NI can attract, retain and motivate talented executives.

•

Total compensation should be related to NI’s performance.    NI believes that a significant portion of its executives’ total compensation should be directly linked to achieving specified financial objectives that NI believes will create stockholder value.

•

Total compensation should be related to individual performance.    NI believes that executives’ total compensation should reward individual performance achievements and encourage individual contributions to NI’s performance.

•

Equity awards help executives think like stockholders.    NI believes that executives’ total compensation should have a significant equity component because stock based equity awards help reinforce the executive’s long-term interest in NI’s overall performance and thereby align the interests of the executive with the interests of NI’s stockholders.

•

NI’s overall amount of equity awards should be related to its revenue growth.    NI believes that its use of equity awards must be sensitive to the dilutive impact that such equity compensation will have on its stockholders. As a result, NI’s overall amount of equity awards for each year is linked to its revenue growth in the prior year.

•

The same compensation programs should generally apply to both executive and non-executive employees whenever possible.    NI values the contributions of all employees and, to the extent practicable, NI designs its compensation programs to apply to all employees. NI seeks to minimize the number of compensation programs that apply only to its executives and disfavors the use of executive perks.

Determining Executive Compensation

In establishing NI’s overall program for executive compensation, the Compensation Committee of the Board of Directors (the “Compensation Committee”) works closely with NI’s senior management including its chief executive officer and vice president of human resources. However, NI’s executives do not participate in any Board or Compensation Committee deliberations relating to their own compensation.

As described below, NI utilizes survey information to help determine whether the total compensation package for its executives is competitive to comparable companies. NI exercises judgment in allocating compensation among specific programs in view of its overall compensation philosophy, objectives and business results.

Radford Surveys, a leading provider of survey information regarding executive compensation of technology companies, provides NI with executive compensation information of companies in the high technology industry that have annual revenues ranging from $500 million to $1.5 billion. The Compensation Committee determined to use a higher range of revenue in 2008 for the Radford data compared to prior years to reflect the increase in NI’s revenue. NI believes the information from such range is appropriate because it affords an adequate sample size of comparable high technology companies and because the average annual revenue of the companies in such range is comparable to NI’s annual revenue. NI compares the compensation of its executive officers with that of the executive officers in the Radford Surveys as a whole rather than any individual company within such survey.

NI believes that total compensation at or around the 50th percentile of the peer companies provided in the Radford Surveys as a group is the appropriate starting point for benchmarking the compensation of its executives. Though NI uses such 50th percentile as a reference point, NI does not target a specific percentile in the range of comparative information for each individual executive or for each component of compensation. Instead, NI structures a total compensation package in view of the comparative information and such other factors specific to the individual, including level of responsibility, prior experience and expectations of future performance. NI uses information obtained from Radford Surveys to test for reasonableness and competitiveness of its compensation package as a whole, but exercises judgment in allocating compensation among executives and within each element of an individual’s total compensation package. Other than the use of the Radford Surveys described above, NI does not use peer group executive compensation information. Set forth on Exhibit A is each of the companies that are covered by the relevant portion of the Radford Surveys information utilized by NI.

NI does not have specific policies for allocating between long-term and currently paid out compensation nor policies for allocating between cash and non-cash compensation, and among different forms of non-cash compensation. Other than NI’s President and Chief Executive Officer, who does not participate in the Annual Incentive Plan and has not received any equity awards, each NI executive may receive a mix of compensation comprised of base salary, cash bonuses and equity awards. The amount of compensation allocated to each element of compensation is determined on a case-by-case basis.

With respect to each of the annual incentive cash bonus program and the long term incentive program, NI sets cash bonus targets based on information provided through the Radford Surveys regarding cash bonus levels of executives at similarly-situated companies, the recommendation of NI’s Chief Executive Officer, and each executive’s function and past performance. The amount of cash bonus ultimately paid depends on the extent to which performance goals are achieved, in each case subject to adjustment at the discretion of the Compensation Committee.

As described in greater detail below in the “Analysis of Elements of Executive Compensation,” the Compensation Committees considers both NI performance and individual performance when determining the level of compensation for a number of the elements of executive compensation. For example, in determining the grants of RSUs and any increases in base salary, the Compensation Committee takes into consideration, among other things, the prior individual performance of an executive officer, as well as NI’s performance. Similarly, the Annual Incentive Plan is an “at risk” bonus designed to induce NI’s executive officers to accomplish a set of goals based upon individual performance and NI’s business goals and reflects NI’s philosophy that total compensation should be related both to individual performance and NI’s performance. Amounts, if any, awarded under the discretionary cash program are determined solely on individual performance. For some of NI’s other elements of executive compensation, such as the Annual Company Cash Performance Bonus Program and the long term incentive plan, NI’s performance as whole is determinative of the compensation payable to the participants. The Compensation Committee believes that the various elements of executive compensation work together to promote NI’s objective that total compensation should be related both to individual performance and NI’s performance.

Elements of Executive Compensation

The components of NI’s executive compensation for 2008 were as follows:

•	Base salary;
•	Annual company cash performance bonus program;
•	Annual incentive program for executives;
•	Discretionary cash bonus program;
•	RSU grants under the NI 2005 Incentive Plan;
•	Long term incentive plan for executives; and
•	Service award cash bonus program.

A broad base of NI’s employees participate in the compensation programs enumerated above with the exception of the annual incentive program for executives and the long term incentive plan for executives. In addition, NI’s Senior Vice President, Sales and Marketing, participates in a sales commission program based upon growth and profitability performance measures approved by the Compensation Committee.

NI’s executive and non-executive employees who meet the relevant eligibility requirements may also participate in the following programs:

•

Employee stock purchase plan.    This plan is a tax-qualified plan pursuant to which some participants can purchase NI stock at a 15% discount to the market price. Under this plan, a participant can invest a maximum amount equal to 15% of base salary and commissions, provided that such amount cannot exceed $25,000 in any year.

•

A tax-qualified, employee-funded 401(k) plan.    NI makes matching contributions under the plan in an amount equal to 50% of the amount of the employee’s contribution up to 6% of the employee’s base salary. The plan does not permit the purchase of shares of NI common stock.

•	Health and welfare benefits. Under this plan, the cost to NI is dependent on the level of benefits coverage an employee elects.

NI seeks to reward shorter-term performance through base salary, its annual bonus programs and its discretionary bonus program. Longer-term performance is incentivized through RSU grants, the long term incentive plan and the service award program.

Analysis of Elements of Executive Compensation

Base Salary

NI’s goal is to provide its executives with competitive base salaries. NI uses independent survey information to help evaluate the reasonableness and competitiveness of its base salaries. NI determines base salary for each executive based on the level of job responsibilities, consideration of the prior performance of the executive and the company, the executive’s experience and tenure, consideration of the expected future contributions of the executive, and general compensation trends and practices in the technology industry, including pay levels and programs provided by comparable companies. In setting base salaries, NI does not utilize any particular formula but instead exercises judgment in view of its overall compensation philosophy and objectives. Individual base salaries are reviewed annually. In response to the adverse economic and business conditions facing NI and the industry, a 5% reduction in annual salary was implemented for executives effective January 1, 2009.

Annual Cash Bonus Programs

NI rewards achievement of shorter term performance objectives through its cash bonus programs described below:

Annual Company Cash Performance Bonus Program.    NI maintains a cash performance bonus program under which substantially all regular full-time and part-time employees, including executives, participate (the “Annual Performance Bonus Program”). To receive the maximum payout under the plan, NI must achieve pre-determined goals for revenue growth and profitability. These goals, as provided in the plan, were 40% year over year organic revenue growth and 18% operating profit as a percent of revenue. The same goals apply to all participants in the plan including executive and non-executive employees. The amount of the Annual Performance Bonus Program is based on a bonus payment percentage multiplied by the eligible earnings of each participant. Eligible earnings include base salary, overtime pay and commissions but exclude bonuses, equity awards, relocation payments and previous cash performance bonus payments. For 2008, the bonus payment percentage for executives was determined by multiplying 40% by two variables: (x) NI’s actual organic revenue growth divided by the targeted level of revenue growth of 40% and (y) NI’s actual operating profit as a percentage of revenue multiplied by the target operating profit of 18%. The bonus payments percentage for non-executives was determined in the same manner except that the “multiplier” is 15% not 40%. Expressed as a formula, the bonus calculation for executives is as follows:

Calendar Year Organic Revenue Growth	X	Calendar Year Operating Profit	X	.40 = Bonus Percentage
.40		.18

For fiscal 2008, NI’s named executives received individual payments under the Annual Performance Bonus Program in the range of approximately $14,644 to $25,885. Amounts under the Annual Performance Bonus Program are customarily made in two payments, one in the fourth quarter and the other upon the completion of the annual financial statement audit in the first quarter of the following year.

Annual Incentive Program.    NI maintains an annual incentive cash bonus program (the “AIP”) under which only executives and Business and Technology Fellows and Research and Development Fellows participate. Dr. Truchard, NI’s President and Chief Executive Officer, does not participate in the program. Under this program, payments are made based upon the achievement of individual performance criteria and NI business goals approved by the NI Board. Program participants are designated by NI’s President and approved by the Compensation Committee. The participants under the AIP and the AIP goals are determined annually.

The AIP is intended to increase stockholder value and promote NI’s success by providing incentive and reward for the accomplishment of key objectives by NI executives. Under the AIP, an executive is eligible to receive a maximum amount equal to 30% of base salary for Senior Vice Presidents (or, in case of the Senior Vice President of Sales and Marketing, salary plus targeted commission) and a maximum of 20% of base salary for Vice President, Business and Technology Fellows, and Research and Development Fellows. For the purposes of the AIP, the base salary amount is the amount set by the Compensation Committee for base salaries effective as of October 1st of the year immediately preceding the applicable AIP year, and as such, the base salary amount utilized for calculating the maximum amount payable under the applicable AIP in a given year may be less than or more than the base salary actually paid to NI executives if the Compensation Committee subsequently raises or reduces such base salary in October of the applicable AIP year. Payments are made based on whether the individual executive has achieved his or her specified objectives for the year. Each executive typically has 5 or 6 objectives that are targeted to reward achievements in the executive’s functional area or NI business goals. The objectives are presented and approved by NI’s President and then submitted for approval each year to the NI Board. The amount of the bonus which is allocated to each specific objective is approved each year by the Compensation Committee.

Following the end of NI’s fiscal year, NI’s President reviews with each executive whether the objectives for such executive were met. Based on these reviews, the President makes recommendations to the Compensation Committee as to the amount (if any) to be paid to each AIP participant. The Compensation Committee reviews and considers these recommendations and approves the amount of the AIP payments. NI’s President and the Compensation Committee, acting together, have the discretion to pay all or a portion of an amount to an AIP participant even if such participant did not met a particular objective if the President and the Compensation Committee believe that such payment is appropriate to achieve the objectives of the program.

For fiscal 2008, NI made cash bonus payments to named executives under the AIP in the range of approximately $21,600 to $66,373 per executive.

On October 22, 2008, the Compensation Committee approved an amendment to the AIP. Prior to amendment, the AIP provided that payment of any cash incentive bonus under the program would be made as soon as administratively practicable following the calendar year once the Company’s books have been closed and audited. The amendment modifies the AIP to provide that the Compensation Committee shall also have the discretion to make payments of any cash incentive bonus in the fourth quarter of the calendar year based upon projected achievement levels (“Estimated Payment”) rather than waiting until following the calendar year once the Company’s books have been closed and audited. The payment of an Estimated Payment is subject to a reconciliation after the Company’s books have been closed and audited. If the Estimated Payment is less than the final amount due to the AIP participant, an additional payment equal to the amount of the shortfall shall be made to such participant. If the Estimated Payment is more than the final amount due to the AIP participant, such participant shall remit to the Company the amount of the overpayment. Thus, the amendment may change the timing of the payments but will not result in any increase in the total payments to any participant under the AIP.

On March 24, 2009, the Compensation Committee amended the AIP to allow executive salaries for purposes of the AIP to be as determined by the Committee when participant goals are approved. For 2009, the salaries of each executive for the purposes of AIP will be the salary in effect on December 31, 2008. In addition, in response to the adverse economic and business conditions facing NI and the industry, the Committee reduced the bonus amounts to be paid under the AIP to senior vice presidents from 30% to 27% and vice presidents from 20% to 18% of their respective salaries.

The tables below set forth the performance criteria, potential awards and actual awards under the AIP as well as the weightings assigned to the objectives for 2008 for each of the named executives, except Dr. Truchard, NI’s President and Chief Executive Officer, who does not participate in the program:

2008 Annual Incentive Program Goals and Awards for the Named Executives

Alexander Davern, Chief Financial Officer, Senior Vice President Manufacturing & IT Operations; Treasurer
2008 Officer Bonus Goals	% Goal Weighting	Goal Value (2)	2008 Actual Payout
1) Achieve worldwide on-time delivery goal rate(1)	20%	$18,300	$18,300
2) Improve designated virtual system quality(1)	10%	$9,150	$0
3) Improve second designated virtual system quality(1)	10%	$9,150	$9,150
4) Improve overall quality(1)	10%	$9,150	$0
5) Achieve gross margin goal(1)	20%	$18,300	$0
6) Ensure 2008 spending within budget	20%	$18,300	$18,300
7) Receipt of attestation report from NI’s independent registered public accounting firm indicating no material weaknesses in NI’s internal control over financial reporting for the fiscal year ended December 31, 2008	10%	$9,150	$9,150
Total	100%	$91,500	$54,900

(1) NI is not disclosing the specific targets level with respect to this specific performance goal because such information represents confidential trade secrets or confidential commercial or financial information, the disclosure of which would cause NI competitive harm. The specific performance goals were set to be a moderately difficult, or stretch goal, but not unachievable.

(2) Under the AIP, Mr. Davern was eligible to receive a maximum amount of $91,500, which was equal to 30% of his base salary, $305,000, effective as of October 1, 2007.

Peter Zogas, Senior Vice President, Sales & Marketing
2008 Officer Bonus Goals	% Goal Weighting	Goal Value (2)	2008 Actual Payout
1) Achieve goal rate for new product revenue in relation to total revenue(1)	15%	$12,690	$8,528
2) Achieve hiring plan for Field and SE sales force(1)	15%	$12,690	$12,690
3) Create repeatable process for POCs(1)	10%	$8,460	$0
4) Meet revenue goals for two specified products(1)	15%	$12,690	$11,104
5) Meet revenue goal for two additional specified products(1)	10%	$8,460	$4,442
6) Meet 2008 worldwide sales and marketing budget	25%	$21,150	$21,150
7) Report Monthly Revenue Forecast based on Opportunity Tracking System	10%	$8,460	$8,460
Total	100%	$84,600	$66,373

(1) NI is not disclosing the specific targets level with respect to this specific performance goal because such information represents confidential trade secrets or confidential commercial or financial information, the disclosure of which would cause NI competitive harm. The specific performance goals were set to be a moderately difficult, or stretch goal, but not unachievable.

(2) Under the AIP, Mr. Zogas was eligible to receive a maximum amount of $84,600, which was equal to 30% of the sum of his base salary and commission target, an aggregate of $282,000, effective as October 1, 2007.

John Graff, Vice President, Marketing, Customer Operations and Investor Relations
2008 Officer Bonus Goals	% Goal Weighting	Goal Value (2)	2008 Actual Payout
1) Achieve goal rate for revenue from new products in relation to total revenue(1)	10%	$5,000	$3,360
2) Successful marketing of 4 new products(1)	10%	$5,000	$5,000
3) Achieve expense management goals(1)	20%	$10,000	$5,000
4) Achieve web traffic growth(1)	20%	$10,000	$5,000
5) Achieve sales operations implementation goals(1)	15%	$7,500	$6,250
6) Achieve business growth for revenue goals within specified order ranges and achieve opportunity growth at specified values(1)	15%	$7,500	$4,550
7) Implement Sustainability Program Goal and achieve user Contributive Content(1)	10%	$5,000	$5,000
Total	100%	$50,000	$34,160

(1) NI is not disclosing the specific targets level with respect to this specific performance goal because such information represents confidential trade secrets or confidential commercial or financial information, the disclosure of which would cause NI competitive harm. The specific performance goals were set to be a moderately difficult, or stretch goal, but not unachievable.

(2) Under the AIP, Mr. Graff was eligible to receive a maximum amount of $50,000 which was equal to 20% of his base salary, $250,000, effective as of October 1, 2007.

Raymond C. Almgren, Vice President, Product Marketing and Academic Relations
2008 Officer Bonus Goals	% Goal Weighting	Goal Value (2)	2008 Actual Payout
1) Achieve revenue growth in Software(1)	20%	$9,600	$6,965
2) Achieve resale revenue growth(1)	20%	$9,600	$9,600
3) Achieve certain results from resale Lead User activities(1)	20%	$9,600	$9,600
4) Achieve adoption goal for software(1)	20%	$9,600	$7,200
5) Achieve Academic hardware Growth(1)	20%	$9,600	$5,190
Total	100%	$48,000	$38,555

(1) NI is not disclosing the specific targets level with respect to this specific performance goal because such information represents confidential trade secrets or confidential commercial or financial information, the disclosure of which would cause NI competitive harm. The specific performance goals were set to be a moderately difficult, or stretch goal, but not unachievable.

(2) Under the AIP, Mr. Almgren was eligible to receive a maximum amount of $48,000, which was equal to 20% of his base salary, $240,000, effective as of October 1, 2007.

Timothy Dehne, Former Senior Vice President, Research & Development
2008 Officer Bonus Goals	% Goal Weighting	Goal Value (2)	2008 Actual Payout (3)
1) Achieve scheduled product development release goals(1)	30%	$25,380	$21,572
2) Improve designated virtual system quality(1)	5%	$4,230	$0
3) Improve second designated virtual system quality(1)	5%	$4,230	$4,230
4) Improve overall quality(1)	10%	$8,460	$0
5) Achieve goal rate for new product revenue in relation to total revenue(1)	15%	$12,690	$8,693
6) Achieve gross margin goal(1)	20%	$16,920	$0
7) Meet worldwide engineering recruiting goals(1)	10%	$8,460	$8,460
8) Achieve revenue and profitability goals for one designated subsidiary(1)	5%	$4,230	$0
Total	100%	$84,600	$42,955

(1) NI is not disclosing the specific targets level with respect to this specific performance goal because such information represents confidential trade secrets or confidential commercial or financial information, the disclosure of which would cause NI competitive harm. The specific performance goals were set to be a moderately difficult, or stretch goal, but not unachievable.

(2) Under the AIP, Mr. Dehne was eligible to receive a maximum amount of $84,600, which was equal to 30% of his base salary, $282,000, effective as of October 1, 2007.

(3) Mr. Dehne left NI effective December 12, 2008.

In assessing performance against the objectives for each named executive participating in the AIP, NI’s President considered the actual results for 2008 against the specific deliverables associated with each objective, the extent to which the objective was a significant stretch goal for the organization, and whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty in achieving the desired results. Based on the foregoing factors, NI’s President recommended, and the Compensation Committee approved, an amount of cash payment for each objective for each named executive. As demonstrated by the total amounts set forth under the column heading “2008 Actual Payout,” the actual payouts to NI’s named executive officers ranged from 51% to 80% of the total amount they were eligible to receive under the AIP in 2008.

Sales Commission Program Applicable to Senior Vice President of Sales and Marketing.    For 2008, Mr. Zogas’ annual target sales commission was set on September 20, 2006 at $50,000 by the Compensation Committee to be effective October 1, 2006. On September 17, 2008, the Compensation Committee reviewed the target of $50,000 and reaffirmed such target as the basis for determining actual payments to Mr. Zogas under the sales commission program for 2008. The amount of the sales commission actually paid to Mr. Zogas is based on two variables: (x) NI’s actual quarterly year over year revenue growth compared to the target quarterly year over year revenue growth as set forth in the operating budget (“revenue factor”) and (y) NI’s actual quarterly operating profit compared to the target quarterly operating profit as set forth in the operating budget (the “profit factor”). The profit factor may not exceed 1 for the purposes of computing the commission. NI’s Board of Directors approves the operating budget which sets the target quarterly year over year revenue growth and target quarterly profit used for the purposes of calculating the actual commission payments made to

Mr. Zogas. Expressed as a formula, the commission calculation for each quarter of the last fiscal year was as follows:

2	X	[Actual Qtr Rev. Growth % — Target Qtr Rev. Growth % + 20]	X	Actual Qtr. Profit %	X	$12,500
		40		Target Qtr. Profit %

NI is not disclosing the specific target levels utilized in the formula set forth above for determining Mr. Zogas’ sales commission payouts because they represent confidential information that NI does not disclose to the public and NI believes that disclosure of such information would cause it competitive harm. The specific target levels were set to be a moderately difficult, or stretch goals, but not unachievable.

Under this sales commission program, Mr. Zogas earned for 2008 an aggregate of $44,941, which represents approximately 89.8% of the annual target commission amount of $50,000 set by the Compensation Committee.

Discretionary Cash Bonus Program

NI maintains a discretionary cash performance bonus program under which all employees, including executives, are eligible to receive awards. NI’s President does not participate in the program. Under this program, awards are made in recognition of a special achievement by the employee. Awards under this program have typically been in the range of $100 to $2,000 per award. The average award under the discretionary cash performance program in 2008 for employees was approximately $841. The purpose of this program is to award a specific accomplishment that is not covered by NI’s other compensation programs. The amount of the award for executives is determined by NI’s President and the amount of the award for non-executive employees is determined by the departmental supervisors.

During 2008, none of the named executives received an award under this program.

Restricted Stock Unit (RSU) Awards

Determining the Overall Level of Equity Compensation Awards.    NI uses equity compensation to incentivize a large number of its employees. In 2008, 46% of all U.S. based regular, full-time professional employees received equity based compensation. NI’s use of stock based equity compensation for a large number of its employees is driven by NI’s goal of aligning the long-term interests of its employees with its overall performance and the interests of its stockholders. NI’s equity compensation program is also driven by NI’s desire to be sensitive to the dilutive impact that such equity compensation will have on its stockholders. As a result, NI’s overall level of equity awards for each year is linked to its revenue growth during the prior year. In this regard, the following table sets forth the relationship between the level of equity awards and NI’s year over year revenue growth for the past several years:

	Options			Restricted Stock Units
	2003	2004	2005	2006	2007	2008
Revenue Growth (prior year)	1.40%	9.00%	20.7%	9.09%(1)	12.8%(2)	12.1%
Shares underlying equity awards issued	675,207	1,262,599	244,725	693,805	801,780	763,182
% of Outstanding shares	0.9%	1.6%	0.3%	0.9%	1.0%	0.9%
Outstanding shares	78,269,000	78,946,000	79,276,000	79,884,000	79,806,681	77,225,387

(1)	The number used for revenue growth was adjusted down from 11.2% to reflect organic growth (growth without the effect of acquisition revenue).
(2)	The number used for revenue growth was adjusted down from 15.5% to reflect organic growth (growth without the effect of acquisition revenue).

Allocation of Equity Compensation Awards.    In 2008, NI granted a total of 763,182 RSUs to all employees which represented 0.9% of NI’s shares outstanding. Of such amount, a total of 41,000 RSUs were granted to NI named executives, representing 5.4% of all RSUs granted in 2008. RSUs granted to executives vest over a period of ten years, subject to acceleration based on NI’s performance.

A set formula for allocating RSUs to executives as a group or to any particular executive is not utilized. Instead, NI exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, competitive factors, the amount of stock based equity compensation already held by the executive, the non-equity compensation received by the executive and the total number of RSUs to be granted to all participants during the year.

In 2008, NI issued a total of 41,000 RSUs to its named executives. The number of RSUs granted to each named executive is set forth in the Grants of Plan-Based Awards Table. The value of such grants, as determined in accordance with FAS 123R for each individual named executive is set forth in the column entitled “Full Grant Date Fair Value of Stock and Option Awards” in the Grants of Plan Based Awards Table.

Timing of Equity Awards.    The Compensation Committee grants RSUs to executives and current employees once per year. Such grants are made at a meeting of the Compensation Committee held in the second quarter of the year. RSU grants to new employees are typically made eight times per year at Compensation Committee meetings. NI does not have any program, plan or practice to time RSU grants in coordination with the release of material non-public information. NI does not time, nor does NI plan to time, the release of material non-public information for the purposes of affecting the value of executive compensation. NI’s 2005 Incentive Plan provides that the value of RSUs be the market closing price of NI stock on the date immediately prior to the grant date.

Executive Equity Ownership.    NI’s President and Chief Executive Officer, Dr. Truchard, is NI’s largest stockholder. NI encourages its executives to hold a significant equity interest in NI. However, NI does not have specific share retention and ownership guidelines for its executives. NI does not permit executives to sell short its stock. NI prohibits named executives from holding NI stock in a margin account and prohibits the purchase or sale of exchange traded options on its stock by executives.

Type of Equity Awards.    Prior to 2005, the long-term equity incentive component of NI’s compensation program consisted solely of stock options. Beginning in 2005, NI began to utilize RSUs as its principal equity compensation incentive. Under the 2005 Incentive Plan, NI is permitted to issue RSUs and restricted stock but not stock options.

Long Term Incentive Program

In 2004, the Compensation Committee established the NI Long Term Incentive Program (“LTIP”) as a further means of motivating and rewarding executives to maximize stockholder value over the longer-term. Under the LTIP, there was a five year performance period beginning on January 1, 2004 and ending on December 31, 2008. Only participants who were still employed by NI on the day of the bonus payout were eligible to receive payments under the program.

The incentive cash bonuses awarded under the LTIP are calculated by multiplying (i) the participant’s annualized salary (and, in the case of NI’s Senior Vice President, Sales and Marketing, targeted commissions) on the effective date of the participant’s participation in the program by (ii) a percentage (“Payout Factor”) determined by a payout matrix based upon the compound annual revenue growth rate (“CAGR”) and NI’s average operating profit during the performance period. The Compensation Committee constructed the payout matrix based upon the belief that if CAGR and operating profit over the performance period was less than 10% in each case, then no payments should be made from the LTIP. Upon the achievement of 10% CAGR and 10% operating profit over the performance period, LTIP participants earn a cash bonus equal to approximately 28% of the participant’s annualized salary on the effective date of the participant’s participation in the program. The payout matrix was structured so that with incrementally higher CAGR or operating profit results over the performance period, the Payout Factor increases incrementally up to a maximum of 333% of the participant’s annualized salary (and targeted commissions, as applicable) upon achieving a threshold of 40% CAGR and 20% operating profit. The payout matrix is targeted so that 18% operating profit over the performance period combined with 20% CAGR, 30% CAGR and 40% CAGR would yield a payout of 1X base salary, 2.0X salary and 3.0X base salary, respectively.

The CAGR and operating profit for the performance period was determined according to generally acceptable accounting principles. However, the Compensation Committee has the discretion to make adjustments to the CAGR and operating profit calculation as it deems appropriate. Such adjustments may exclude patent litigation or other extraordinary charges when determining operating profit and include/exclude incremental revenue growth during the performance period attributable to acquisitions or mergers. As a general guideline, the Compensation Committee is inclined to exclude from the CAGR calculation revenue growth during the performance period resulting from an acquisition or merger exceeding 1% of the previous year’s revenue. The CAGR approved by the Committee on December 17, 2008 was 14.9%.

On October 22, 2008, the Compensation Committee approved an amendment to the LTIP. Prior to the amendment, the LTIP provided that payment of cash incentive bonus would be made as soon as administratively practicable following the release of final earnings for the last quarter of the Performance Period. The LTIP also provided that the Compensation Committee, in its sole discretion, could permit a requesting LTIP participant to receive in December 2008, one half of the estimated cash incentive bonus, with any remaining payout of the cash incentive bonus paid in early 2009 as normally scheduled. The amendment modifies the LTIP to provide that the Compensation Committee, in its sole discretion, may approve a payment in December 2008 of 90% of the estimated cash incentive bonus, regardless of whether a LTIP participant requests to receive payment in December 2008. The amendment changed the timing of the payments but did not result in any increase in the total payments to any participant under the LTIP. The total payout to the executives pursuant to the LTIP is shown on the Summary Compensation Table under number 4.

The initial payment under the LTIP was made on December 31, 2008 with the true-up final payment on February 15, 2009. The LTIP expired as of the date of the final payment. In considering the adverse economic and business conditions facing NI and the industry and in light of the other compensation programs NI has in place, the Compensation Committee determined not to implement another LTIP program in 2009.

Service Award Program

NI maintains a service award bonus program under which all employees, including executives, are eligible to receive awards based on to the number of years of continued employment with NI. NI’s President does not participate in the program. Under this program, an employee receives a cash award based upon achieving a five year period of continuous employment with NI and a $100 dinner gift certificate, as well as other non-monetary awards such as plaque or lunch with NI’s President, Vice President of Human Resources or another NI executive. Awards under this program have historically been in the range of $100 to $1,000 in cash per award, with employees receiving $100 in cash at their 5th and 15th anniversary of service with NI and $1,000 in cash at their 10th and 20th anniversary of service with NI.

During 2008, none of the named executives received an award under this program.

Performance Based Compensation and Financial Restatement

To date, NI has not experienced a financial restatement and has not considered or implemented a policy regarding retroactive adjustments to any cash or equity based incentive compensation paid to its executives and other employees where such payments were predicated upon the achievement of certain financial results that would subsequently be the subject of a restatement.

Change of Control Considerations

All NI executives are employed at will and do not have employment agreements, severance payment arrangements or payment arrangements that would be trigged by a merger or other change of control of NI. However, NI’s Amended and Restated 1994 Incentive Plan and 2005 Incentive Plan provide that in the event of a change of control of NI, all unvested RSUs and stock options held by executive and non-executive employees shall immediately vest in full.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of NI’s compensation programs, NI considers the anticipated accounting and tax implications to NI and its executives. In this regard, in 2005, the NI Board of Directors and Compensation Committee determined to change NI’s equity compensation program from the use of stock options to the use of RSUs in response to changes in the accounting treatment of equity awards under FAS 123R. While NI considers the applicable accounting and tax treatment, these factors alone are not dispositive, and NI also considers the cash and non-cash impact of the programs and whether a program is consistent with NI’s overall compensation philosophy and objectives.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a limit on the amount of compensation that NI may deduct in any one year with respect to its named executive officers, unless certain criteria are satisfied. Performance-based compensation, as defined in the Code, is fully deductible if the programs are approved by stockholders and meet other requirements. NI believes that grants of equity awards under its 2005 Incentive Plan qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting NI to receive a federal income tax deduction in connection with such awards. In general, NI has determined that it will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, NI monitors whether it might be in its interests to structure its compensation programs to satisfy the requirements of Section 162(m). NI seeks to maintain flexibility in compensating its executives in a manner designed to promote its corporate goals and therefore the Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee will continue to assess the impact of Section 162(m) on NI’s compensation practices and determine what further action, if any, is appropriate.

Role of Executives in Executive Compensation Decisions

The Compensation Committee seeks input from NI’s President and Chief Executive Officer, Dr. Truchard, when discussing the performance of, and compensation levels for executives other than himself. The Compensation Committee also works closely with Dr. Truchard and with NI’s vice president of human resources and others, as required, in evaluating the financial, accounting, tax and retention implications of its various compensation programs. Neither Dr. Truchard nor any of NI’s other executives participates in deliberations relating to his own compensation.

Summary Compensation Table

Summary Compensation Table.    The following table shows the total compensation paid by NI during the years ended December 31, 2008, December 31, 2007, and December 31, 2006 to its named executives and to one former executive officer:

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
James J. Truchard	2008	$200,000	$—	$—	$—	$131,900	$6,240	$338,140
Chairman of the Board and President (6)	2007	200,000		—	—	22,320	6,240	228,560
	2006	200,000	—	—	—	22,720	6,240	228,960

Alexander M. Davern	2008	310,000	—	151,978	72,403	219,025	7,366	760,772
Chief Financial Officer; Senior Vice President, IT and Manufacturing Operations; Treasurer	2007	293,750	—	115,330	169,077	112,736	8,050	698,943
	2006	278,750	—	81,102	150,317	100,141	7,269	617,579

Peter Zogas, Jr	2008	235,250	—	151,978	48,908	267,190	7,519	665,904
Senior Vice President, Sales and Marketing	2007	225,250	—	115,330	118,876	125,909	8,050	593,415
	2006	214,750	2,000	81,102	96,963	114,837	7,800	517,452

John M. Graff	2008	252,500	—	78,373	29,260	167,564	7,500	535,197
Vice President, Marketing, Customer Operations and Investor Relations	2007	238,750	1,000	57,665	76,912	64,245	8,037	446,609
	2006	227,500	2,000	40,551	77,479	54,251	7,158	408,939

Raymond C. Almgren	2008	242,500	—	75,989	29,000	157,876	7,253	512,618
Vice President, Product Marketing and Academic Relations	2007	228,750	1,000	57,665	41,904	53,653	7,874	390,848
	2006	217,500	—	40,551	56,338	24,708	6,786	345,883

Timothy R. Dehne (7)	2008	272,013	—	54,723	50,170	204,268	8,050	589,224
Former Senior Vice President, Research and Development	2007	275,250	1,000	115,330	122,756	78,083	8,050	600,469
	2006	264,750	2,000	81,102	95,232	81,080	7,800	531,964

(1)

These amounts reflect cash payments under NI’s discretionary cash bonus program and service award program. See “Compensation Discussion and Analysis” for a description of these programs. In 2007, each of Messrs. Dehne, Graff and

Almgren received $1,000 under the service award program for having reached 20 years of employment with NI. In 2006, each of Messrs. Dehne, Graff and Zogas received $2,000 under the discretionary cash bonus program.

(2)	The amounts included in the table for stock awards is the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year in accordance with FAS 123R and thus may include amounts from awards granted in and prior to the applicable fiscal year. These dollar amounts reflect NI’s accounting expense for these stock awards and may not correspond to the actual value that will be recognized by the named executives. The dollar amount recognized for financial statement reporting purposes is the grant date fair value divided by the monthly estimated life of the RSU grant. The value of the monthly estimated life of the RSU grant is expensed monthly. The monthly estimated life of grants of RSUs to named executive officers is 100 months.

(3)	No options were awarded in 2008, 2007, and 2006. The amounts included in the table for option awards is the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year in accordance with FAS 123R and thus may include amounts from awards granted in prior years. These dollar amounts reflect NI’s accounting expense for these option awards and may not correspond to the actual value that will be recognized by the named executives. For information on the valuation assumptions with respect to option grants made in prior years which are included in the calculation, please refer to the assumptions for (i) fiscal years ended December 31, 2003 and 2004 stated in Note 8: Stockholder’s equity to NI’s audited financial statements for the fiscal year ended December 31, 2005, included in NI’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2006, (ii) fiscal years ended December 31, 2000, 2001 and 2002 stated in Note 7: Stockholders’ equity to NI’s audited financial statements for the fiscal year ended December 31, 2002, included in NI’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 28, 2003 and (iii) fiscal years ended December 31, 1998 and 1999 stated in Note 9: Stockholders’ equity to NI’s audited financial statements for the fiscal year ended December 31, 1999, included in NI’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 9, 2000.

(4)	These amounts reflect the sum of the amounts paid to named executives under NI’s Annual Performance Bonus Program, Annual Incentive Plan for 2008, 2007 and 2006, and Long Term Incentive Program for 2008 as shown in the table below, except that Dr. Truchard’s total only includes amounts from NI’s Annual Performance Bonus Program and Long Term Incentive Program because he does not participate in NI’s Annual Incentive Program and Mr. Zogas’ total also includes amounts from the Sales Commission Program in which he is the only participant among the named executives:

Named Executive Officer	Year	Annual Performance Bonus Program	Annual Incentive Plan	Long Term Incentive Program	Sales Commission Program	Total
James J. Truchard	2008	$16,700	$—	$115,200	$—	$131,900
	2007	22,320	—	—	—	22,320
	2006	22,720	—	—	—	22,720
Alexander M. Davern	2008	25,885	54,900	138,240	—	219,025
	2007	32,783	79,953	—	—	112,736
	2006	31,666	68,475	—	—	100,141
Timothy R. Dehne	2008	26,113	42,955	135,200	—	204,268
	2007	30,718	47,365	—	—	78,083
	2006	30,076	51,004	—	—	81,080
Peter Zogas, Jr.	2008	23,396	66,373	132,480	44,941	267,190
	2007	30,501	47,348	—	48,060	125,909
	2006	30,598	29,640	—	54,599	114,837
John M. Graff	2008	21,084	34,160	112,320	—	167,564
	2007	26,645	37,600	—	—	64,245
	2006	25,844	28,407	—	—	54,251
Raymond C. Almgren	2008	20,249	38,555	99,072	—	157,876
	2007	25,528	28,125	—	—	53,653
	2006	24,702	24,596	—	—	49,304

(5)	Represents NI contributions to the 401(k) Plan on behalf of the named executives and the full dollar value of premiums paid by NI for term life insurance on behalf of the named executives for 2008, 2007 and 2006 in the amounts shown below:

Named Executive Officer	Year	NI Contributions to 401(k) Plan	Term Life Insurance Premium Paid by NI for Benefit of the Insured	Total
James J. Truchard	2008	$6,000	$240	$6,240
	2007	6,000	240	6,240
	2006	6,000	240	6,240
Alexander M. Davern	2008	7,066	300	7,366
	2007	7,750	300	8,050
	2006	6,969	300	7,269
Timothy R. Dehne	2008	7,750	300	8,050
	2007	7,750	300	8,050
	2006	7,500	300	7,800
Peter Zogas, Jr.	2008	7,237	282	7,519
	2007	7,750	300	8,050
	2006	7,500	300	7,800
John M. Graff	2008	7,200	300	7,500
	2007	7,750	287	8,037
	2006	6,885	273	7,158
Raymond C. Almgren	2008	6,962	291	7,253
	2007	7,600	274	7,874
	2006	6,525	261	6,786

Other than the foregoing for 2006, 2007 and 2008, NI did not provide its named executives with any form of compensation that would be reportable under Item 402(k)(2)(vii) of Regulation S-K. NI does not pay or accrue cash dividends on unvested RSUs.

(6)	As an employee director, Dr. Truchard does not receive any additional compensation for his service as a director.

(7)	Mr. Dehne left NI effective December 12, 2008. His compensation amounts for 2008 included the following payments which were made to him in connection with his separation: $255,289 severance, $28,365 in vacation payout, and $141,756 as an RSU equivalency payment.

Grants of Plan-Based Awards

For Fiscal Year Ended December 31, 2008

	Grant Date (1)	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (5)	Full Grant Date Fair Value of Stock and Option Awards (6)
Name		Threshold (2)	Target (3)	Maximum (4)
James J. Truchard (7)
Annual Performance Bonus Program		—	$16,700	—	—	—
Long Term Incentive Program			115,200	115,200
Alexander M. Davern
Annual Incentive Program		—	54,900	$91,500
Annual Performance Bonus Program		—	25,885	—
2005 Incentive Plan	4/25/08	—	—	—	10,000	$284,900
Long Term Incentive Program			138,240	138,240
Peter Zogas, Jr.
Annual Incentive Program		—	66,373	84,600
Annual Performance Bonus Program		—	23,396	—
Sales Commission Program (8)		—	50,000	—
2005 Incentive Plan	4/25/08		—	—	10,000	284,900
Long Term Incentive Program			132,480	132,480
John M. Graff
Annual Incentive Program		—	34,160	50,000
Annual Performance Bonus Program		—	21,084	—
2005 Incentive Plan	4/25/08	—	—	—	6,000	170,940
Long Term Incentive Program			112,320	112,320
Raymond C. Almgren
Annual Incentive Program		—	38,555	48,000
Annual Performance Bonus Program		—	20,249	—
2005 Incentive Plan	4/25/08	—	—	—	5,000	142,450
Long Term Incentive Program			99,072	99,072
Timothy R. Dehne (9)
Annual Incentive Program		—	42,955	84,600
Annual Performance Bonus Program		—	26,113	—
2005 Incentive Plan	4/25/08	—	—	—	10,000	284,900
Long Term Incentive Program			135,200	135,200

(1)	In accordance with Item 402(d)(2)(ii) of Regulation S-K, only grant dates for equity-based awards are reported in this table.

(2)	The Annual Incentive Program, the Annual Performance Bonus Program and Sale Commission Program do not set a threshold amount. See “Compensation Discussion and Analysis” for a description of these programs.

(3)	The Annual Incentive Program, the Annual Performance Bonus Program and the Long Term Incentive Program did not set target amounts. See “Compensation Discussion and Analysis” for a further description of these programs. In accordance with Instruction 2 to Item 402(d) of Regulation S-K, the amounts included under the “Target” column represent the amounts earned in the fiscal year ended December 31, 2008 by the named executive under the Annual Incentive Program, the Annual Performance Bonus Program and the Long Term Incentive Program, as applicable.

(4)	The Annual Performance Bonus Program does not set maximum amounts. See “Compensation Discussion and Analysis” for a further description of this program. The maximum amounts under the Annual Incentive Program for each of Messrs. Davern and Dehne were determined by multiplying 0.30 by their respective base salaries, effective as of October 1, 2007, of $305,000 and $282,000, respectively. The maximum amount under the NI 2008 Annual Incentive Program for Mr. Zogas was determined by multiplying 0.30 by the sum of his base salary and commission target, effective as of October 1, 2007, which totaled $282,000, and for Messrs. Graff and Almgren, by multiplying 0.20 by their respective base salaries, effective as of October 1, 2007, of $250,000 and $240,000, respectively. See “Compensation Discussion and Analysis” for a further description of the Annual Incentive Program. For 2008, the Sales Commission Program was set at $50,000 by the Compensation Committee for Mr. Zogas, who achieved 89.8% of such target, or $44,941, as reported in footnote 4 to the Summary Compensation Table. Pursuant to the LTIP, the maximum amount is limited to 3x of the executive’s base salary as of January 1, 2004. For additional information regarding the LTIP, see “Compensation Discussion and Analysis.”

(5)	The RSU grants to the named executives vest as to 1/10th of the RSUs on each anniversary of the vesting commencement date, which was May 1, 2008, subject to acceleration of vesting in the event that NI achieves certain financial performance goals. The maximum amount of vesting acceleration is an additional 10% of the award per year. The number of RSUs that can have vesting acceleration each year is determined based upon the extent to which NI attains 40% year over year revenue growth and 18% operating profit as a percent of revenue. Specifically, if NI achieves 40% year over year revenue growth and 18% operating profit as a percent of revenue, then 10% of total number of RSUs subject to the award shall accelerate. The earliest an award may fully vest is in five years. The RSUs have a term of ten years.

(6)	This column shows the full grant date fair value of RSUs under SFAS 123R granted to the named executives. For RSUs, fair value is calculated using the closing price of NI’s common stock on the day before the date of grant, which was $28.49 per share.

(7)	Dr. Truchard does not participate in the Annual Incentive Program and does not receive grants of RSUs under the 2005 Incentive Plan.

(8)	The Sales Commission Program for Mr. Zogas does not include thresholds or maximum amounts. See “Compensation Discussion and Analysis” for a further description of this program.

(9)	Mr. Dehne left NI effective December 12, 2008.

Summary Compensation Table and Grants of Plan-Based Awards Table Discussion

The level of salary and bonus in proportion to total compensation ranged from approximately 35% to 47% for each of the named executives in 2008, except for Dr. Truchard. Since Dr. Truchard does not receive RSU awards and has never received any grants of stock options by NI, his salary and bonus represented approximately 59% of his total compensation in 2008.

All NI employees, including executives, are employed at will and do not have employment agreements, severance payment arrangements or payment arrangements that would be trigged by a merger or other change of control of NI. However, NI’s 2005 Incentive Plan and Amended and Restated 1994 Incentive Plan provide that in the event of a change of control of NI, all unvested RSUs and stock options held by executive and non-executive employees shall immediately vest in full.

NI has not repriced any stock options or made any material modifications to any equity-based awards to its executive officers.

Outstanding Equity Awards at Fiscal 2008 Year-End

	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units That Have Not Vested (3)
James J. Truchard	—	—	—	—	—	—
Alexander M. Davern	18,778	—	$12.2222	03/24/2009
	112,500	—	32.0833	03/22/2010
	13,500	1,500	21.0417	03/21/2011
	8,178	3,822	20.1200	04/16/2013
	11,700	8,300	29.8500	03/24/2014
					38,693	$942,561
Peter Zogas, Jr.	9,000	—	12.2222	03/24/2009
	30,000	—	32.0833	03/22/2010
	13,501	1,499	21.0417	03/21/2011
	8,278	3,722	20.1200	04/16/2013
	11,698	8,302	29.8500	03/24/2014
					38,693	942,561
John M. Graff	2,184	—	12.2222	03/24/2009
	30,000	—	32.0833	03/22/2010
	13,501	1,499	21.0417	03/21/2011
	5,172	2,328	20.1200	04/16/2013
	5,849	4,151	29.8500	03/24/2014
					20,345	495,604
Raymond C. Almgren	15,000	—	32.0833	03/22/2010
	13,502	1,498	21.0417	03/21/2011
	5,236	2,264	20.1200	04/16/2013
	5,849	4,151	29.8500	03/24/2014
					19,345	471,244
Timothy R. Dehne	30,000	—	32.0833	03/22/2010
	13,283	—	21.0417	03/21/2011
	—	—	20.1200	04/16/2013
	11,535	—	29.8500	03/24/2014

(1)	These options were granted under the Amended and Restated 1994 Incentive Plan, which terminated in May 2005 except with respect to outstanding awards. These options vest as to 1/120 of the award on each monthly anniversary of the vesting commencement date, subject to acceleration based upon NI’s financial performance. The maximum amount of accelerated vesting per year based on NI’s financial performance is 10% of the total number of shares subject to the option. The actual number of shares subject to the option that can be accelerated each year based on NI’s financial performance is determined based upon the year over year percentage revenue growth and the percentage operating profit as a percent of revenue. To achieve the maximum of 10% option acceleration, NI would have to achieve 40% year over year revenue growth and 18% operating profit as a percent of revenue. The earliest an award may fully vest is in five years. The vesting commencement dates for these awards are set forth in the table below.

Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price	Vesting Commencement Date
Alexander M. Davern	18,778	—	12.2222	03/24/1999
	112,500	—	32.0833	03/22/2000
	13,500	1,500	21.0417	03/21/2001
	8,178	3,822	20.1200	04/16/2003
	11,700	8,300	29.8500	03/24/2004
Peter Zogas, Jr.	9,000	—	12.2222	03/24/1999
	30,000	—	32.0833	03/22/2000
	13,501	1,499	21.0417	03/21/2001
	8,278	3,722	20.1200	04/16/2003
	11,698	8,302	29.8500	03/24/2004
John M. Graff	2,184	—	12.2222	03/24/1999
	30,000	—	32.0833	03/22/2000
	13,501	1,499	21.0417	03/21/2001
	5,172	2,328	20.1200	04/16/2003
	5,849	4,151	29.8500	03/24/2004
Raymond C. Almgren	15,000	—	32.0833	03/22/2000
	13,502	1,498	21.0417	03/21/2001
	5,236	2,264	20.1200	04/16/2003
	5,849	4,151	29.8500	03/24/2004
Timothy R. Dehne	30,000	—	32.0833	03/22/2000
	13,283	—	21.0417	03/21/2001
	—	—	20.1200	04/16/2003
	11,535	—	29.8500	03/24/2004

(2)	These RSU awards were made under the 2005 Incentive Plan and vest as to 1/10th of the RSUs on each anniversary of the vesting commencement date, subject to acceleration of vesting in the event that NI achieves certain financial performance goals. The maximum amount of vesting acceleration is an additional 10% of the award per year. The number of RSUs that can have vesting acceleration each year is determined based upon the extent to which NI attains 40% year over year revenue growth and 18% operating profit as a percent of revenue. Specifically, if NI achieves 40% year over year revenue growth and 18% operating profit as a percent of revenue, then 10% of the total number of RSUs subject to the award shall accelerate. The earliest an award may fully vest is in five years. The RSUs have a term of ten years. The vesting commencement dates for these awards are set forth in the table below.

Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (#)	Grant Date	Vesting Commencement Date
Alexander M. Davern	10,000	4/25/2008	5/1/2008
	8,716	4/25/2007	5/1/2007
	7,437	4/19/2006	5/1/2006
	12,535	5/10/2005	5/1/2005
Peter Zogas, Jr.	10,000	4/25/2008	5/1/2008
	8,716	4/25/2007	5/1/2007
	7,437	4/19/2006	5/1/2006
	12,535	5/10/2005	5/1/2005
John M. Graff	6,000	4/25/2008	5/1/2008
	4,360	4/25/2007	5/1/2007
	3,718	4/19/2006	5/1/2006
	6,267	5/10/2005	5/1/2005
Raymond C. Almgren	5,000	4/25/2008	5/1/2008
	4,360	4/25/2007	5/1/2007
	3,718	4/19/2006	5/1/2006
	6,267	5/10/2005	5/1/2005
Timothy R. Dehne	—	4/25/2008	5/1/2008
	—	4/25/2007	5/1/2007
	—	4/19/2006	5/1/2006
	—	5/10/2005	5/1/2005

(3)	Amounts shown are valued at the closing price of NI’s Common Stock on December 31, 2008 of $24.36 per share.

Option Exercises and Stock Vested

For Fiscal Year Ended December 31, 2008

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
James J. Truchard	—	—	—	—
Alexander M. Davern	10,000	$232,878	5,116	$154,145
Peter Zogas, Jr	25,875	257,055	5,116	154,145
John M. Graff	12,768	211,270	2,559	77,103
Raymond C. Almgren	5,525	99,880	2,559	77,103
Timothy R. Dehne	15,453	160,160	5,116	154,145

(1)	These amounts equal the difference between the market price of the underlying securities at exercise and the exercise price of the options.
(2)	Based on the closing price of NI Common Stock on May 1, 2008, the vesting date, of $30.13 per share.

Pension Benefits and Nonqualified Deferred Compensation

NI does not have any pension plans, non-qualified defined contribution plans or non-qualified deferred compensation plans.

Potential Payments Upon Termination or Change of Control

As described in the Compensation Discussion and Analysis, NI does not have employment, severance or change in control agreements with its employees, including its named executives. However, NI’s Amended and Restated 1994 Incentive Plan and 2005 Incentive Plan each provides for acceleration of all unvested stock options and RSUs, respectively, in the event of a change of control of

NI or the award recipient’s death or disability (each, an “acceleration event”). A change of control under each of the Amended and Restated 1994 Incentive Plan and 2005 Incentive Plan means any of the following events:

•	any person becomes the beneficial owner of fifty percent (50%) or more of the total voting power represented by NI’s outstanding voting securities;

•	existing members of NI’s Board of Directors cease to constitute at least a majority of the Board of Directors;

•	a public announcement is made of a tender or exchange offer for fifty percent (50%) or more of the outstanding voting securities of the Company;

•

the stockholders of NI approve a merger or consolidation of NI with any other corporation or partnership, unless NI stockholders prior to such transaction will hold a majority of the voting power of the surviving or acquiring entity; or

•	the stockholders of NI approve a plan of complete liquidation of NI or an agreement for the sale or disposition by NI of all or substantially all of NI’s assets.

In the case of disability, unvested stock options under the Amended and Restated 1994 Incentive Plan may only be exercised within the six month period following the date of disability and any award not exercised before the expiration of such period shall terminate. Unless an optionee’s legal representatives, heirs, legatees or distributee exercise outstanding awards issued under the Amended and Restated 1994 Incentive Plan in the six month period following the date of such optionee’s death, any unexercised awards shall terminate upon the expiration of such six month period.

In the case of unvested RSUs under the 2005 Incentive Plan, 100% of the RSUs that have not vested as of the date of death or disability will immediately vest.

The following table shows the estimated benefits that would have been received by the named executives if an acceleration event had occurred on December 31, 2008.

Name	Stock Option Acceleration (1)	RSU Acceleration (2)	Total
James J. Truchard (3)	—	—	—
Alexander M. Davern	$328,578	$942,561	$1,271,139
Peter Zogas, Jr	209,895	942,561	1,152,456
John M. Graff	108,083	495,604	603,687
Raymond C. Almgren	81,574	471,244	552,818
Timothy R. Dehne	44,077	—	44,077

(1) In calculating estimated benefits from acceleration of outstanding stock option awards, NI assumed each named executive exercised all in-the-money options at $24.36 per share (the closing market price for NI’s common stock on December 31, 2008). If the exercise price for an option is above the quoted closing price of NI common stock, it has a zero value for the purpose of calculating the estimate benefit to the named executive.

(2) The amounts represent the number of unvested RSUs multiplied by per share closing market price of NI’s common stock on December 31, 2008, which was $24.36 for each of the outstanding unvested RSUs held by such named executive.

(3) Dr. Truchard has not received any stock options under the Amended and Restated 1994 Incentive Plan and does not receive grants of RSUs under the 2005 Incentive Plan.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee of NI has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K Item 402(b) (the “CD&A”) with management and based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in NI’s Proxy Statement.

Respectfully Submitted,

R. Gary Daniels

Ben G. Streetman

Charles J. Roesslein

Duy-Loan T. Le

* The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other NI filing under the Securities Act or the Exchange Act, except to the extent that NI specifically incorporates this Compensation Committee Report by express reference therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires NI’s officers and directors, and persons who own more than 10% of a registered class of NI’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish NI with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, NI believes that, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied.

EQUITY COMPENSATION PLANS INFORMATION

The number of shares issuable upon exercise of outstanding options and RSUs granted to employees and non-employee directors, as well as the number of shares remaining available for future issuance, under NI’s equity compensation plans as of December 31, 2008 are summarized in the following table:

Plan category	Number of shares to be issued upon exercise of outstanding options or RSUs		Weighted- average exercise price of outstanding options	Number of shares remaining for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	6,437,795	(1)	$25.9707	5,132,797	(2)
Equity compensation plans not approved by stockholders	—		—	—
Total	6,437,795		$25.9707	5,132,797

(1)	Includes 4,272,567 shares to be issued upon exercise of outstanding options and 2,165,228 shares to be issued upon vesting of outstanding RSUs.
(2)	Includes 2,539,190 shares available for future issuance under NI’s 2005 Incentive Plan and 2,593,607 shares available for future issuance under NI’s Employee Stock Purchase Plan.

REPORT OF THE AUDIT COMMITTEE*

The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Donald M. Carlton, Chairman, Ben G. Streetman, R. Gary Daniels and Charles J. Roesslein. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of the Nasdaq listing standards.

Management is responsible for National Instruments’ internal controls and the financial reporting process. National Instruments’ independent registered public accounting firm is responsible for performing an independent audit of National Instruments’ consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles, the effectiveness of NI’s internal control over financial reporting and managements’ assessment of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee schedules its meetings and conference calls with a view to ensuring it devotes appropriate attention to all of its tasks. The Audit Committee met 13 times during fiscal 2008 to carry out its responsibilities. The Audit Committee regularly meets privately with NI’s independent registered public accounting firm, internal audit personnel, and management, each of whom has unrestricted access to the Audit Committee. The Audit Committee evaluated the performance of the items enumerated in the Audit Committee Charter.

As part of its oversight of NI’s financial statements, the Audit Committee reviewed and discussed with both management and the independent registered public accounting firm NI’s quarterly and audited fiscal year financial statements, including a review of National Instruments’ Annual Report on Form 10-K. The Audit Committee also reviewed and approved the independent registered public accounting firm’s work plan, audit fees, and all non-audit services performed by the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has also received the written disclosures from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm. The Audit Committee has implemented a procedure to monitor the independence of NI’s independent registered public accounting firm.

Based upon the Audit Committee’s discussion with management and Ernst & Young LLP and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in National Instruments’ Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC.

AUDIT COMMITTEE

Donald M. Carlton, Chairman

Ben G. Streetman

R. Gary Daniels

Charles J. Roesslein

*The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other NI filing under the Securities Act or the Exchange Act, except to the extent NI specifically incorporates this Report of the Audit Committee by express reference therein.

INDEPENDENT PUBLIC ACCOUNTANTS

In June 2005, Ernst & Young LLP (“E&Y”) was appointed as NI’s independent registered public accounting firm. A representative of E&Y is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered for the integrated audits of NI’s annual financial statements for the fiscal years ended December 31, 2008 and 2007, for the reviews of the financial statements included in NI’s Quarterly Reports on Form 10-Q for those fiscal years, for the testing of NI’s internal control over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002 for those fiscal years, and for statutory audits in various countries were approximately $1,060,000 and $827,000, respectively.

Audit-Related Fees

The aggregate fees billed for other audit-related services were $42,000 and $26,000 in 2008 and 2007, respectively. The services rendered related to the audit of NI’s benefit plans.

Tax Fees

The aggregate fees billed for professional tax services rendered for 2008 and 2007 were approximately $245,000 and $153,000, respectively. Included in the foregoing tax fees are such services as tax compliance, tax advice and tax planning.

All Other Fees

The aggregate fees billed for all other services rendered for 2008 and 2007 were approximately $0 and $0, respectively.

The charter of the Audit Committee provides that the Audit Committee shall appoint, compensate, retain and oversee NI’s independent registered public accounting firm. The Audit Committee has selected E&Y as its independent registered public accounting firm for NI’s fiscal year ending December 31, 2009.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE

NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The Audit Committee’s policy is to pre-approve all services provided by NI’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by such firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one of its members. Such members(s) must report any decisions to the Audit Committee at the next scheduled meeting.

E&Y has not received approval to perform any “prohibited activities” as such term is defined in Section 201 of the Sarbanes Oxley Act of 2002. During 2008, the Audit Committee approved in advance all audit, audit-related, and tax services to be provided by E&Y.

CODE OF ETHICS

In March 2004, NI’s Board of Directors adopted a Code of Ethics (“Code”) that applies to all directors and employees, including NI’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code incorporated several corporate policies which had been in effect since 1994. The Code is available on NI’s website at www.ni.com/nati/corporategovernance/code_of_ethics.htm. NI intends to disclose future amendments to provisions of the Code, or waivers of such provisions granted to executive officers, on NI’s website within four business days following the date of such amendment or waiver.

OTHER MATTERS

NI knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

David G. Hugley

Secretary

Austin, Texas

March 31, 2009

Exhibit A

COMPANIES FROM RADFORD SURVEY INFORMATION

UTILIZED BY NATIONAL INSTRUMENTS CORPORATION

3COM	GENENCOR A DANISCO DIVISION

ACXIOM	GENERAL ATOMICS

ADC	GETTY IMAGES

AKAMAI TECHNOLOGIES	GSI COMMERCE

ALTERA	HARRIS STRATEX NETWORKS

ASPECT SOFTWARE	HOLOGIC

AVANADE	HOWARD HUGHES MEDICAL

AVID TECHNOLOGY	HUGHES NETWORK SYSTEMS

BAE SYSTEMS- NETWORK SYSTEMS	HUTCHINSON TECHNOLOGY

BIO-RAD LABORATORIES	HYPERCOM

BMC SOFTWARE	IAC SEARCH & MEDIA

BROOKS AUTOMATION	ICF INTERNATIONAL

CALLAWAY GOLF	IM FLASH TECHNOLOGIES

CARL ZEISS MEDITEC	INFINEON TECHNOLOGIES

CARL ZEISS VISION	INTEGRATED DEVICE TECHNOLOGY

CHECKFREE	INTERMEC

CITRIX SYSTEMS	INTERNATIONAL RECTIFIER

COHERENT	INTERSIL

COMCAST ENTERTAINMENT GROUP	INTUITIVE SURGICAL

COMPUWARE	ITG

CONEXANT SYSTEMS	ITRON

CRICKET COMMUNICATIONS	KAISER PERMANENTE-KPIT

CUBIC CORPORATION	KRONOS

CYMER	KULICKE AND SOFFA

DJO	LAWSON SOFTWARE

DOLBY LABORATORIES	LIFESCAN

EARTHLINK	LUCASFILM LTD

ECC	MANTECH INTERNATIONAL

EDWARDS LIFESCIENCES	MCAFEE

ELECTRONICS FOR IMAGING	MEGGITT-USA

EMDEON BUSINESS SERVICES	MENTOR GRAPHICS

ENTEGRIS	MITEL NETWORKS

F5 NETWORKS	MITSUBISHI DIGITAL ELECTRONICS AMERICA

FLIR SYSTEMS	MONSTER WORLDWIDE

FOUNDRY NETWORKS	MOVIUS

FOX INTERACTIVE MEDIA	NATIONAL INSTRUMENTS

FUJITSU AMERICA MANAGEMENT SERVICES OF AMERICA	NAVTEQ

A-1

NCS PEARSON	SUMCO USA PHOENIX

NDS	SUNPOWER

NETFLIX	SVB FINANCIAL GROUP

NOVELL	SYBASE

NUANCE COMMUNICATIONS	SYNOPSYS

NXP SEMICONDUCTORS-US	TAKE TWO INTERACTIVE SOFTWARE

OCE NORTH AMERICA	TELCORDIA TECHNOLOGIES

OMNIVISION TECHNOLOGIES	TERADYNE

OPEN TEXT	THALES

ORBITAL SCIENCES	THE MITRE CORPORATION

ORBITZ WORLDWIDE	THQ

PALM	TIBCO SOFTWARE

PANDUIT	TOSHIBA AMERICA BUSINESS SOLUTIONS

PLANTRONICS	TOSHIBA AMERICA MEDICAL SYSTEM

POLYCOM	TRIMBLE NAVIGATION

POWERWAVE TECHNOLOGIES	UNITED ONLINE

QLOGIC	VARIAN

QUANTUM	VARIAN SEMICONDUCTOR EQUIPMENT

RCN	VERIGY

REALNETWORKS	VERISIGN

RED HAT	VIASAT

RESMED	VIRGIN MOBILE

RF MICRO DEVICES	VISHAY - SILICONIX

RICOH ELECTRONICS	VMWARE

SAGE SOFTWARE	VONAGE

SALESFORCE.COM	WALMART.COM USA

SAMSUNG AUSTIN SEMICONDUCTOR	WELCH ALLYN

SAVVIS COMMUNICATIONS	WMS GAMING

SENSATA TECHNOLOGIES	XEROX INTERNATIONAL PARTNERS

SENSUS METERING SYSTEMS	XO HOLDINGS

SIEMENS PLM SOFTWARE	XYRATEX INTERNATIONAL

SKYWORKS SOLUTIONS	ZEBRA TECHNOLOGIES

SMART MODULAR TECHNOLOGIES	ZORAN

SPACE SYSTEMS/LORAL

SPIRENT COMMUNICATIONS

STERLING COMMERCE

STMICROELECTRONICS

A-2

NATIONAL INSTRUMENTS CORPORATION 11500 N. MOPAC EXPRESSWAY BUILDING B AUSTIN, TX 78759

VOTE BY INTERNET - www.proxyvote.com

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VOTE BY PHONE - 1-800-690-6903

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to National Instruments Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Vote On Director 1. Election of Director Nominee:		For	Against	Abstain
1a) Duy-Loan T. Le		☐	☐	☐

And to transact such other business, in their discretion, as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

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Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

PROXY

NATIONAL INSTRUMENTS CORPORATION

2009 ANNUAL MEETING OF STOCKHOLDERS

MAY 12, 2009

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation (“NI”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 31, 2009, and the 2008 Annual Report to Stockholders and hereby appoints James J. Truchard and Jeffrey L. Kodosky, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Stockholders of NATIONAL INSTRUMENTS CORPORATION to be held on May 12, 2009 at 9:00 a.m. local time, at the Company’s headquarters at 11500 North Mopac Expressway, Building C, Austin, Texas 78759, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE